                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-A/A

                               (Amendment No. 1)


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934






                          Wabash National Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





           Delaware                                        52-1375208
--------------------------------                      ---------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                          Identification No.)



                1000 Sagamore Parkway South, Lafayette, IN 47905
        ---------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       Series A Preferred Share              New York Stock Exchange, Inc.
       Purchase Rights

     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant's Securities to be registered.

         The description of the Registrant's securities is hereby amended to reflect the substitution of National City Bank, as Rights Agent under the Rights Agreement of the Company dated December 4, 1995.

Item 2.  Exhibits.

      The following exhibit is filed as part of this Registration Statement:

      99.1 Form of Second Amendment to Rights Agreement dated as of December 18, 2000 between the Company and National City Bank, as Rights Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WABASH NATIONAL CORPORATION



Date:  January 18, 2001               By:      /s/ Mark R. Holden
                                         --------------------------------
                                         Vice President, Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit No.     Description                                                Page
----------      -----------                                                ----

  99.1 Form of Second Amendment to Rights Agreement dated as of December 18, 2000 between the Company and National City Bank, as Rights Agent.